CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 1, 2026, relating to the consolidated financial statements and financial highlights of Angel Oak Strategic Credit Fund, which are included in Form N-CSR for the year ended January 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Fund Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
August 12, 2026